Exhibit 99.1

Meridian Corporation Reports First Quarter 2024 Results and Announces a Quarterly Dividend of $0.125 per Common Share.
MALVERN, PA., April 26, 2024 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)((Unaudited)	March 31, 2024	December 31, 2023	March 31, 2023
Income:
Net income	$2,676	$571	$4,021
Diluted earnings per common share	$0.24	$0.05	$0.34
Pre-tax, pre-provision income (1)	$6,419	$5,356	$6,526
Pre-tax, pre-provision income - Bank (1)	$6,406	$5,757	$8,358
(1) See Non-GAAP reconciliation in the Appendix

•Commercial loans, excluding leases, increased $71.6 million, or 5%, for the quarter and $137.1 million, or 10%, year over year.
•Total assets at March 31, 2024 were $2.3 billion, compared to $2.2 billion at December 31, 2023 and March 31, 2023.
•Pre-tax, pre-provision income for the Bank was $6.4 million for the quarter.
•Net interest margin was 3.09% for the first quarter of 2024, with a loan yield of 7.24%.
•On April 25, 2024, the Board of Directors declared a quarterly cash dividend of $0.125 per common share, payable May 20, 2024 to shareholders of record as of May 13, 2024.

Christopher J. Annas, Chairman and CEO commented, “Our first quarter earnings improved measurably from last quarter, totaling $2.7 million and $0.24 cents per share. We continue to manage through the dramatic rate rise effects, both with our bank and with our customers. The net interest margin contracted to 3.09% for the quarter, but shows signs of stabilizing.

The economic environment in the Philadelphia metro region remains healthy, and growth continues around 10% over the prior year across our main commercial business lines. The housing market is still tight with low inventory, so home construction financing is strong with quick settlements. There has been some disruption with larger banks closing branches and a few mid-size banks with management changes, which gives us continued customer acquisition opportunities.

Meridian is a credit driven bank, with a broad product line to service all but the biggest customers. This segment is credit dependent, and the businesses have been adjusting to the change. Provisioning reflects the strain on our customers, particularly small businesses, and was still elevated in 1Q due mostly to our SBA and equipment leasing divisions.

The mortgage segment had a seasonal loss for the quarter, but achieved higher volumes than in the prior year comparable quarter. Despite the headwinds of higher rates and low inventory, housing turnover happens for many reasons such as retirements and transfers. This volume should follow the typical seasonality, and our prior year’s expense reductions should allow for some profitability.

Meridian continues to grow and earn a higher market share in our region. Navigating through the rate rise has created some obstacles but our core businesses remain healthy. We’re excited about our prospects and a generally improving economic landscape."

Exhibit 99.1

Select Condensed Financial Information

	As of or for the quarter ended (Unaudited)
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Dollars in thousands, except per share data)
Income:
Net income	$2,676	$571	$4,005	$4,645	$4,021
Basic earnings per common share	0.24	0.05	0.36	0.42	0.36
Diluted earnings per common share	0.24	0.05	0.35	0.41	0.34
Net interest income	16,609	16,942	17,224	17,098	17,677

Balance Sheet:
Total assets	$2,292,923	$2,246,193	$2,230,971	$2,206,877	$2,229,783
Loans, net of fees and costs	1,956,315	1,895,806	1,885,629	1,859,839	1,818,189
Total deposits	1,900,696	1,823,462	1,808,645	1,782,605	1,770,413
Non-interest bearing deposits	220,581	239,289	244,668	269,174	262,636
Stockholders' equity	159,936	158,022	155,114	153,962	153,049

Balance Sheet (Average Balances):
Total assets	$2,269,047	$2,219,340	$2,184,384	$2,166,574	$2,088,599
Total interest earning assets	2,173,212	2,121,068	2,086,602	2,070,640	1,995,460
Loans, net of fees and costs	1,944,187	1,891,170	1,876,648	1,847,736	1,783,322
Total deposits	1,823,523	1,820,532	1,782,140	1,775,444	1,759,571
Non-interest bearing deposits	233,255	254,025	253,485	266,675	296,037
Stockholders' equity	159,822	157,210	156,271	154,179	153,179

Performance Ratios (Annualized):
Return on average assets	0.47%	0.10%	0.73%	0.86%	0.78%
Return on average equity	6.73%	1.44%	10.17%	12.08%	10.65%

Income Statement - First Quarter 2024 Compared to Fourth Quarter 2023
Net income for the first quarter increased by $2.1 million to $2.7 million mainly due to a decline in the quarterly provision for credit losses, combined with a reduction in non-interest expenses. Net interest income decreased $324 thousand, or 2.0%, on a tax equivalent basis as the strong growth in interest income on loans and investments was out-paced by an increase in interest expense on deposits and borrowings. Non-interest income decreased $133 thousand or 1.6%, as fair value changes exceeded the improved level of mortgage banking income and wealth management income. Non-interest expense decreased $1.5 million, or 7.8% due primarily to a decrease in salaries and benefits expense, partially offset by an increase in professional fees. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Quarter Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	300	526	$(226)	(43.0)%	$(3)	$(223)
Investment securities - taxable	1,251	1,020	231	22.6%	69	162
Investment securities - tax exempt (1)	405	402	3	0.7%	(6)	9
Loans held for sale	323	400	(77)	(19.3)%	(27)	(50)
Loans held for investment (1)	35,018	34,071	947	2.8%	(8)	955
Total loans	35,341	34,471	870	2.5%	(35)	905
Total interest income	$37,297	$36,419	$878	2.4%	$25	$853
Interest expense:
Interest-bearing demand deposits	$1,367	$1,476	$(109)	(7.4)%	$37	$(146)
Money market and savings deposits	7,855	7,384	471	6.4%	245	226
Time deposits	8,170	7,946	224	2.8%	30	194
Total interest - bearing deposits	17,392	16,806	586	3.5%	312	274
Borrowings	2,435	1,816	619	34.1%	43	576
Subordinated debentures	779	782	(3)	(0.4)%	1	(4)
Total interest expense	20,606	19,404	1,202	6.2%	356	846
Net interest income differential	$16,691	$17,015	$(324)	(1.90)%	$(331)	$7
(1) Reflected on a tax-equivalent basis.
Interest income increased $878 thousand quarter-over-quarter, on a tax equivalent basis, driven by the increased levels of average earning assets and the continued improvement in yield on earning assets. Average earning assets increased by $52.1 million as the yield on earnings assets increased 9 basis points during the period.

Average total loans, excluding residential loans for sale, increased $53.1 million driving an increase in interest income of $870 thousand. The largest drivers of this increase were commercial, commercial real estate, and small business loans which on a combined basis increased $80.6 million on average, partially offset by a decrease in average construction loans of $17.9 million and a decrease in average leases of $12.8 million. Home equity, residential real estate, consumer and other loans held in portfolio increased on a combined basis $3.0 million on average. The yield on total loans increased 9 basis points and the yield on cash and investments was relatively unchanged from the prior period on a combined basis.
Total interest expense increased $1.2 million, quarter-over-quarter, due to both rate and volume. Interest expense on total deposits increased $586 thousand and interest expense on borrowings increased $616 thousand. Non-interest bearing balances decreased $24.4 million on average and were replaced by interest bearing deposits. Interest bearing deposits increased $23.8 million on average causing an increase of $274 thousand in interest expense. The cost of deposits increased 19 basis points to 4.00% causing an increase of $312 thousand in interest expense. Interest expense on borrowings increased $572 thousand due to an average borrowings increase of $46.6 million for the period, and the cost of borrowings increased $44 thousand due to an 18 basis point increase from rates, despite the positive carry on a $75 million pay fixed swap.

Overall the net interest margin decreased 9 basis points to 3.09% as the cost of funds outpaced the increase in yield on earnings assets.
Provision for Credit Losses
The overall provision for credit losses is comprised of provisioning for funded loans as well as unfunded loan commitments. The combined provision for the first quarter decreased to $2.9 million from $4.6 million for the fourth quarter, with the provision for unfunded loan commitments representing a reduction of $508 thousand of the combined provision during the current quarter. The first quarter provision for funded loans of $3.4 million was due to a $2.0 million increase in specific reserves, mainly on small business loans and existing non-accrual loans, combined with provisioning for loan growth and charge-offs. This decline in the overall provision was also positively impacted by favorable changes in certain portfolio baseline loss rates and some macroeconomic factors underlying the funded loss model.

Exhibit 99.1

Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Quarter Ended
(Dollars in thousands)	March 31, 2024	December 31, 2023	$ Change	% Change
Mortgage banking income	$3,634	$3,394	$240	7.1%
Wealth management income	1,317	1,239	78	6.3%
SBA loan income	986	1,022	(36)	(3.5)%
Earnings on investment in life insurance	207	204	3	1.5%
Net change in the fair value of derivative instruments	75	(126)	201	(159.5)%
Net change in the fair value of loans held-for-sale	(2)	120	(122)	(101.7)%
Net change in the fair value of loans held-for-investment	(175)	805	(980)	(121.7)%
Net gain on hedging activity	(19)	(53)	34	(64.2)%
Other	1,961	1,512	449	29.7%
Total non-interest income	$7,984	$8,117	$(133)	(1.6)%
Total non-interest income decreased $133 thousand, or 1.6%, quarter-over-quarter as a result of a decrease in the fair value of loans held for investment, partially offset by an increase in mortgage banking income, fair value of derivative instruments and other income. Mortgage banking income increased $240 thousand, or 7.1% quarter-over-quarter, due to a 20 basis point increase in the gain on sale margin and a decrease in direct loan expenses related to consistent loan volume quarter-over-quarter. Other income increased $449 thousand due to an increase in FHLB stock income, increases in broker fees and other mortgage segment related income, partially offset by a decline in swap fee income as no new swaps were entered into in the current quarter. The fair value of loans held for investment decreased $1.0 million due to the recent decline in interest rates.
While the value of SBA loans sold for the quarter-ended March 31, 2024 was $4.6 million, or 22.9%, less than the quarter-ended December 31, 2023, the gross margin on sale was 8.1% for the quarter-ended March 31, 2024 compared to 6.4% for the quarter-ended December 31, 2023, helping to generate nearly $1 million in SBA loan income for the quarter.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Quarter Ended
(Dollars in thousands)	March 31, 2024	December 31, 2023	$ Change	% Change
Salaries and employee benefits	$10,573	$11,744	$(1,171)	(10.0)%
Occupancy and equipment	1,233	1,232	1	0.1%
Professional fees	1,498	1,382	116	8.4%
Advertising and promotion	748	931	(183)	(19.7)%
Data processing and software	1,532	1,651	(119)	(7.2)%
Pennsylvania bank shares tax	274	233	41	17.6%
Other	2,316	2,530	(214)	(8.5)%
Total non-interest expense	$18,174	$19,703	$(1,529)	(7.8)%
Salaries and employee benefits decreased $1.2 million overall, with bank and wealth segments combined having decreased $641 thousand, and the mortgage segment decreased $530 thousand. Bank and wealth segment salaries and employee benefits were down due to a reduction in incentive expense compared to the prior quarter, and mortgage segment salaries and employee benefits were down in the current quarter due to the continuing impact of cost reduction measures put in place in the prior quarter.

Professional fees increased $116 thousand during the current quarter due to an increase in loan and lease workout expenses and other legal expenses. Advertising and promotion expense decreased $183 thousand from the prior quarter as a result of an increase in advertising and business development expense during the year-end holiday season. Other expense decreased $214 thousand from the prior quarter due to a decline in certain loan expenses and employee related expenses.

Exhibit 99.1
Balance Sheet - March 31, 2024 Compared to December 31, 2023
Total assets increased $46.7 million, or 2.1%, to $2.3 billion as of March 31, 2024 from $2.2 billion at December 31, 2023. This increase was driven by strong loan growth and an increase in investments, partially offset by a decrease in cash and cash equivalents. Interest-bearing cash decreased $32.5 million, or 69.8%, to $14.1 million as of March 31, 2024, from December 31, 2023.
Portfolio loan growth was $61.6 million, or 3.3% quarter-over-quarter. Commercial mortgage loans increased $25.5 million, or 3.5%, commercial & industrial loans increased $25.3 million, or 8.3%, construction loans increased $16.6 million, or 6.7%, and small business loans increased $4.3 million despite the sale of $15.5 million in small business loan during the quarter. Lease financings decreased $12.7 million, or 10.5% from December 31, 2023, partially offsetting the above noted strong loan growth, but this decline was expected as we continue to refocus away from lease originations. Other assets increased by $11.3 million quarter-over-quarter due to certain SBA loan sales that settled after quarter-end.
Total deposits increased $77.2 million, or 4.2% quarter-over-quarter, due largely to higher levels of certificates of deposits. Time deposits increased $75.9 million, or 11.1%, from largely wholesale efforts, as customers continue to opt for higher rate term deposits. Money market accounts and savings accounts increased a combined $49.7 million while interest bearing demand deposits decreased $29.7 million. Non-interest bearing deposits decreased $18.7 million. Borrowings decreased $29.1 million, or 16.6% quarter-over-quarter, due mainly to the maturity of the Federal Reserve’s BTFP which had a balance of $33 million up until maturity in the current quarter.
Consolidated stockholders’ equity of the Corporation increased by $1.9 million from December 31, 2023, to $159.9 million as of March 31, 2024. Changes to equity for the current quarter included net income of $2.7 million and an improvement of $473 thousand in other comprehensive income as the result of the positive impact that rising interest rates had on the cash flow hedge, offset by a relatively small increase in unrealized losses on the investment portfolio. The Community Bank Leverage Ratio for the Bank was 9.42% at March 31, 2024.

Asset Quality Summary
The ratio of non-performing loans to total loans increased to 1.93% as of March 31, 2024, from 1.76% as of December 31, 2023, while the ratio of non-performing assets to total assets increased to 1.74% as of March 31, 2024, compared to 1.58% at December 31, 2023. The increase in these ratios were due to a higher level of non-performing loans which increased $4.5 million from $33.8 million as of December 31, 2023, to $38.2 million as of March 31, 2024. The changes were the result of risk rating downgrades of several SBA loans and small ticket equipment leases, partially offset by charge-offs as of March 31, 2024.
Meridian realized net charge-offs of 0.12% of total average loans for the quarter ended March 31, 2024, compared with 0.11% for the quarter ended December 31, 2023. The level of net charge-offs increased slightly to $2.3 million for the quarter ended March 31, 2024, compared to net-charge-offs of $2.2 million for the quarter ended December 31, 2023. First quarter charge-offs were comprised of $2.1 million from small ticket equipment leases which are charged-off after becoming more than 120 days past due, and $87 thousand for an SBA loan. There were recoveries of $133 thousand, largely related to leases.
The ratio of allowance for credit losses to total loans held for investment, excluding loans at fair value (a non-GAAP measure, see reconciliation in the Appendix), was 1.19% as of March 31, 2024 compared to 1.17% as of December 31, 2023. As of March 31, 2024 there were specific reserves of $8.5 million against individually evaluated loans, an increase of $2.0 million from $6.5 million in specific reserves as of December 31, 2023. During the quarter $1.6 million in specific reserves were established for SBA loan relationships along with smaller increases in specific reserves for other commercial loans.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through its 16 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid

Exhibit 99.1
technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Quarter Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Earnings and Per Share Data:
Net income	$2,676	$571	$4,005	$4,645	$4,021
Basic earnings per common share	$0.24	$0.05	$0.36	$0.42	$0.36
Diluted earnings per common share	$0.24	$0.05	$0.35	$0.41	$0.34
Common shares outstanding	11,186	11,183	11,178	11,178	11,305

Performance Ratios:
Return on average assets	0.47%	0.10%	0.73%	0.86%	0.78%
Return on average equity	6.73	1.44	10.17	12.08	10.65
Net interest margin (tax-equivalent)	3.09	3.18	3.29	3.33	3.61
Yield on earning assets (tax-equivalent)	6.90	6.81	6.76	6.57	6.31
Cost of funds	4.00	3.81	3.63	3.39	2.83
Efficiency ratio	73.90%	78.63%	79.09%	74.80%	73.16%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.12%	0.11%	0.05%	0.05%	0.08%
Non-performing loans to total loans	1.93	1.76	1.53	1.44	1.25
Non-performing assets to total assets	1.74	1.58	1.38	1.32	1.11
Allowance for credit losses to:
Total loans held for investment	1.18	1.17	1.04	1.09	1.12
Total loans held for investment (excluding loans at fair value) (1)	1.19	1.17	1.05	1.10	1.13
Non-performing loans	60.59%	65.48%	67.61%	73.97%	88.41%

Capital Ratios:
Book value per common share	$14.30	$14.13	$13.88	$13.77	$13.54
Tangible book value per common share	$13.96	$13.78	$13.53	$13.42	$13.18
Total equity/Total assets	6.98%	7.04%	6.95%	6.98%	6.86%
Tangible common equity/Tangible assets - Corporation (1)	6.82	6.87	6.79	6.81	6.70
Tangible common equity/Tangible assets - Bank (1)	8.93	8.94	8.89	8.54	8.26
Tier 1 leverage ratio - Bank	9.42	9.46	9.65	9.22	9.32
Common tier 1 risk-based capital ratio - Bank	9.87	10.10	10.82	10.35	10.27
Tier 1 risk-based capital ratio - Bank	9.87	10.10	10.82	10.35	10.27
Total risk-based capital ratio - Bank	10.95%	11.17%	11.85%	11.43%	11.41%
(1) See Non-GAAP reconciliation in the Appendix

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Interest income:
Loans and other finance receivables, including fees	$35,339	$34,469	$29,417
Securities - taxable	1,251	1,020	959
Securities - tax-exempt	325	331	354
Cash and cash equivalents	300	526	217
Total interest income	37,215	36,346	30,947
Interest expense:
Deposits	17,392	16,806	11,447
Borrowings	3,214	2,598	1,823
Total interest expense	20,606	19,404	13,270
Net interest income	16,609	16,942	17,677
Provision for credit losses	2,866	4,628	1,399
Net interest income after provision for credit losses	13,743	12,314	16,278
Non-interest income:
Mortgage banking income	3,634	3,394	3,272
Wealth management income	1,317	1,239	1,196
SBA loan income	986	1,022	713
Earnings on investment in life insurance	207	204	192
Net change in the fair value of derivative instruments	75	(126)	(69)
Net change in the fair value of loans held-for-sale	(2)	120	(1)
Net change in the fair value of loans held-for-investment	(175)	805	117
Net gain on hedging activity	(19)	(53)	—
Other	1,961	1,512	1,218
Total non-interest income	7,984	8,117	6,638
Non-interest expense:
Salaries and employee benefits	10,573	11,744	11,061
Occupancy and equipment	1,233	1,232	1,244
Professional fees	1,498	1,382	823
Advertising and promotion	748	931	861
Data processing and software	1,532	1,651	1,432
Pennsylvania bank shares tax	274	233	245
Other	2,316	2,530	2,123
Total non-interest expense	18,174	19,703	17,789
Income before income taxes	3,553	728	5,127
Income tax expense	877	157	1,106
Net income	$2,676	$571	$4,021

Basic earnings per common share	$0.24	$0.05	$0.36
Diluted earnings per common share	$0.24	$0.05	$0.34

Basic weighted average shares outstanding	11,088	11,070	11,272
Diluted weighted average shares outstanding	11,201	11,206	11,656

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Assets:
Cash and due from banks	$8,935	$10,067	$12,734	$10,576	$8,473
Interest-bearing deposits at other banks	14,092	46,630	47,025	36,290	100,030
Cash and cash equivalents	23,027	56,697	59,759	46,866	108,503
Securities available-for-sale, at fair value	150,996	146,019	122,218	126,668	142,933
Securities held-to-maturity, at amortized cost	35,157	35,781	36,232	36,463	36,525
Equity investments	2,092	2,121	2,019	2,097	2,110
Mortgage loans held for sale, at fair value	29,124	24,816	23,144	40,422	35,701
Loans and other finance receivables, net of fees and costs	1,956,315	1,895,806	1,885,629	1,859,839	1,818,189
Allowance for credit losses	(23,171)	(22,107)	(19,683)	(20,242)	(20,442)
Loans and other finance receivables, net of the allowance for credit losses	1,933,144	1,873,699	1,865,946	1,839,597	1,797,747
Restricted investment in bank stock	8,560	8,072	8,309	9,157	10,173
Bank premises and equipment, net	13,451	13,557	13,310	13,234	13,281
Bank owned life insurance	29,051	28,844	28,641	28,440	28,247
Accrued interest receivable	9,864	9,325	8,984	7,651	7,651
Other real estate owned	1,703	1,703	1,703	1,703	1,703
Deferred income taxes	4,339	4,201	4,993	4,258	4,017
Servicing assets	11,573	11,748	11,835	12,193	12,125
Goodwill	899	899	899	899	899
Intangible assets	2,920	2,971	3,022	3,073	3,124
Other assets	37,023	25,740	39,957	34,156	25,044
Total assets	$2,292,923	$2,246,193	$2,230,971	$2,206,877	$2,229,783

Liabilities:
Deposits:
Non-interest bearing	$220,581	$239,289	$244,668	$269,174	$262,636
Interest bearing
Interest checking	121,204	150,898	156,537	155,907	232,616
Money market and savings deposits	797,525	747,803	746,599	710,546	647,904
Time deposits	761,386	685,472	660,841	646,978	627,257
Total interest-bearing deposits	1,680,115	1,584,173	1,563,977	1,513,431	1,507,777
Total deposits	1,900,696	1,823,462	1,808,645	1,782,605	1,770,413
Borrowings	145,803	174,896	177,959	194,636	233,883
Subordinated debentures	49,867	49,836	50,079	40,348	40,319
Accrued interest payable	8,350	10,324	7,814	5,612	3,836
Other liabilities	28,271	29,653	31,360	29,714	28,283
Total liabilities	2,132,987	2,088,171	2,075,857	2,052,915	2,076,734

Stockholders’ equity:
Common stock	13,189	13,186	13,181	13,181	13,180
Surplus	80,487	80,325	79,731	79,650	79,473
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(24,512)
Unearned common stock held by employee stock ownership plan	(1,204)	(1,204)	(1,403)	(1,403)	(1,403)
Retained earnings	102,492	101,216	102,043	99,434	96,180
Accumulated other comprehensive loss	(8,949)	(9,422)	(12,359)	(10,821)	(9,869)
Total stockholders’ equity	159,936	158,022	155,114	153,962	153,049
Total liabilities and stockholders’ equity	$2,292,923	$2,246,193	$2,230,971	$2,206,877	$2,229,783

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Interest income	$37,215	$36,346	$35,459	$33,836	$30,947
Interest expense	20,606	19,404	18,235	16,738	13,270
Net interest income	16,609	16,942	17,224	17,098	17,677
Provision for credit losses	2,866	4,628	82	705	1,399
Non-interest income	7,984	8,117	8,086	9,124	6,638
Non-interest expense	18,174	19,703	20,018	19,615	17,789
Income before income tax expense	3,553	728	5,210	5,902	5,127
Income tax expense	877	157	1,205	1,257	1,106
Net Income	$2,676	$571	$4,005	$4,645	$4,021

Basic weighted average shares outstanding	11,088	11,070	11,057	11,062	11,272
Basic earnings per common share	$0.24	$0.05	$0.36	$0.42	$0.36

Diluted weighted average shares outstanding	11,201	11,206	11,363	11,304	11,656
Diluted earnings per common share	$0.24	$0.05	$0.35	$0.41	$0.34

	Segment Information
	Three Months Ended March 31, 2024				Three Months Ended March 31, 2023
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$16,592	$(6)	$23	$16,609	$17,627	$24	$26	$17,677
Provision for credit losses	2,866	—	—	2,866	1,399	—	—	1,399
Net interest income after provision	13,726	(6)	23	13,743	16,228	24	26	16,278
Non-interest income	1,874	1,317	4,793	7,984	1,429	1,196	4,013	6,638
Non-interest expense	12,060	833	5,281	18,174	10,698	989	6,102	17,789
Income (loss) before income taxes	$3,540	$478	$(465)	$3,553	$6,959	$231	$(2,063)	$5,127
Efficiency ratio	65%	64%	110%	74%	56%	81%	151%	73%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended
(Dollars in thousands, except per share data)((Unaudited)	March 31, 2024	December 31, 2023	March 31, 2023
Income before income tax expense	$3,553	$728	$5,127
Provision for credit losses	2,866	4,628	1,399
Pre-tax, pre-provision income	$6,419	$5,356	$6,526

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended
(Dollars in thousands, except per share data)((Unaudited)	March 31, 2024	December 31, 2023	March 31, 2023
Bank	$6,406	$5,757	$8,358
Wealth	478	267	231
Mortgage	(465)	(668)	(2,063)
Pre-tax, pre-provision income	$6,419	$5,356	$6,526

	Allowance For Loan Losses to Loans, Net of Fees and Costs, Excluding and Loans at Fair Value
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Allowance for credit losses (GAAP)	$23,171	$22,107	$19,683	$20,242	$20,442

Loans, net of fees and costs (GAAP)	1,956,315	1,895,806	1,885,629	1,859,839	1,818,189
Less: Loans fair valued	(13,139)	(13,726)	(13,231)	(14,403)	(14,434)
Loans, net of fees and costs, excluding loans at fair value (non-GAAP)	$1,943,176	$1,882,080	$1,872,398	$1,845,436	$1,803,755

Allowance for credit losses to loans, net of fees and costs (GAAP)	1.18%	1.17%	1.04%	1.09%	1.12%
Allowance for credit losses to loans, net of fees and costs, excluding loans at fair value (non-GAAP)	1.19%	1.17%	1.05%	1.10%	1.13%

	Tangible Common Equity Ratio Reconciliation - Corporation
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Total stockholders' equity (GAAP)	$159,936	$158,022	$155,114	$153,962	$153,049
Less: Goodwill and intangible assets	(3,819)	(3,870)	(3,921)	(3,972)	(4,023)
Tangible common equity (non-GAAP)	156,117	154,152	151,193	149,990	149,026

Total assets (GAAP)	2,292,923	2,246,193	2,230,971	2,206,877	2,229,783
Less: Goodwill and intangible assets	(3,819)	(3,870)	(3,921)	(3,972)	(4,023)
Tangible assets (non-GAAP)	$2,289,104	$2,242,323	$2,227,050	$2,202,905	$2,225,760
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	6.82%	6.87%	6.79%	6.81%	6.70%

	Tangible Common Equity Ratio Reconciliation - Bank
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Total stockholders' equity (GAAP)	$208,319	$204,132	$201,996	$192,209	$187,954
Less: Goodwill and intangible assets	(3,819)	(3,870)	(3,921)	(3,972)	(4,023)
Tangible common equity (non-GAAP)	204,500	200,262	198,075	188,237	183,931

Total assets (GAAP)	2,292,894	2,244,893	2,232,297	2,208,252	2,229,721
Less: Goodwill and intangible assets	(3,819)	(3,870)	(3,921)	(3,972)	(4,023)
Tangible assets (non-GAAP)	$2,289,075	$2,241,023	$2,228,376	$2,204,280	$2,225,698
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	8.93%	8.94%	8.89%	8.54%	8.26%

	Tangible Book Value Reconciliation
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Book value per common share	$14.30	$14.13	$13.88	$13.77	$13.54
Less: Impact of goodwill /intangible assets	0.34	0.35	0.35	0.35	0.36
Tangible book value per common share	$13.96	$13.78	$13.53	$13.42	$13.18